EXHIBIT 10.7

                            INDEMNIFICATION AGREEMENT


         This Indemnification Agreement is entered into this 27th day of June, 1996, between MICROTECH MEDICAL SYSTEMS, INC. (the "Company") and Charles Diehl ("Diehl") and J. Kenneth McClatchy, Ph.D. ("McClatchy"), (hereinafter together referred to as the "Indemnitees").

                                    RECITALS

         A. The Indemnitees have served as directors of the Company for many years and, since April 1994, have been required to respond to unusual circumstances arising out of certain transactions between the Company and Jerry
G. Kilgore ("Kilgore"), former President of the Company (the "Kilgore Transactions").

         B. Kilgore has agreed to sell his stock to certain purchasers and the Indemnitees have agreed to resign as directors of the Company.

         C. The Indemnitees desire that the Company acknowledge its continuing indemnification obligations pursuant to the Articles of Incorporation of the Company and agree to procedures for satisfying such obligations in the event that any claims should be asserted against Indemnitees arising out of the Kilgore Transactions, or otherwise.

         In consideration of their services to the Company and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Indemnitees agree as follows:

         1. The Indemnitees shall be entitled to indemnification against claims to the full extent permitted by the Articles of Incorporation of the Company and the Colorado Corporation Law, as amended from time to time. No amendment of the Articles of Incorporation which might be adopted after the date hereof shall be effective to reduce the Company's obligation to the Indemnitees in any way.

         2. In the event that any claim, action, suit or proceeding is asserted against the Indemnitees or either of them, or against the Company, or in the event that an investigation or other proceeding is initiated against either of them or the Company, by the Securities and Exchange Commission or any other governmental agency (any such claim, action, suit or proceeding, and any such investigation, whether private or governmental is referred to as a "Claim") or if any party to any Claim or any person who is asserting any Claim requests the Indemnitees to provide information, give testimony or otherwise participate in any Claim, the Indemnitees shall be entitled, at the expense of the Company, to retain counsel of their choice to represent them in connection with any such matter.

         3. The Indemnitees shall promptly notify the Company in writing of any Claim and that they intend to retain counsel (who shall be named) in connection with such matter. The Company agrees to cooperate with the Indemnitees in providing information to them and their



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counsel in  connection  with the  defense of any such claim.  The Company  shall advance to the Indemnitees all costs that they incur in connection with any Claim, provided that the Indemnitees agree to reimburse the Company in the event that it should be ultimately determined that such indemnification of the Indemnitees by the Company is prohibited by Colorado law. The Company shall pay directly to counsel or other persons providing services to the Indemnitees in connection with their rights hereunder upon receipt of appropriate invoices from such parties, approved by the applicable Indemnitees.

         4. This Agreement may be executed in counterparts, each of which shall be deemed an original and together shall constitute one Agreement.


         IN WITNESS WHEREOF this Agreement is entered into the day and year first above written.


                                   MICROTECH MEDICAL SYSTEMS, INC.


                                   By: /s/ Charles Diehl
                                       -----------------------------------------
                                           President


                                       /s/ Charles Diehl
                                       -----------------------------------------
                                       Charles Diehl, Individually


                                       /s/ J. Kenneth McClatchy
                                       -----------------------------------------
                                       J. Kenneth McClatchy, Ph.D., Individually



APPROVED:


/s/ Jim Humpal
- --------------------------------
Jim Humpal, Director



/s/ J. Royce Renfrow
- --------------------------------
J. Royce Renfrow, Director




                                       2.

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